Exhibit 32

CERTIFICATION

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. §1350, as adopted), Robert M. Pons, Executive Chairman of the Board and Chief Executive Officer (Principal Executive Officer) of PTGi Holding, Inc. (the “Company”), and Mesfin Demise, the Chief Financial Officer, Corporate Controller and Treasurer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: March 31, 2014

/S/ ROBERT M. PONS	/S/ MESFIN DEMISE
Robert M. Pons	Mesfin Demise
Executive Chairman of the Board and Chief Executive Officer	Chief Financial Officer, Corporate Controller and Treasurer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)